Exhibit 10.2

SECURED TERM PROMISSORY NOTE

$650,000	Advance Date: February 11, 2019

Maturity Date: September 30, 2019

FOR VALUE RECEIVED, Ondas Holdings Inc., a Nevada corporation, for itself and each of its Subsidiaries (the “Borrower”) hereby promises to pay to the order of Energy Capital, LLC, a Florida limited liability company, or the holder of this Note (the “Lender”) at Lender’s address listed in Loan Agreement, or such other place of payment as the holder of this Secured Term Promissory Note (this “Promissory Note”) may specify from time to time in writing, in lawful money of the United States of America, the principal amount of Six Hundred Fifty Thousand Dollars ($650,000) or such lesser principal amount as Lender has advanced to Borrower, together with interest as set forth in that certain Loan and Security Agreement dated October 1, 2018, by and among Borrower, its Domestic Subsidiaries party thereto and Lender (as the same may from time to time be amended, modified or supplemented in accordance with its terms, the “Loan Agreement”).

This Promissory Note is the Term Note referred to in, and is executed and delivered in connection with, the Loan Agreement, and is entitled to the benefit and security of the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), to which reference is made for a statement of all of the terms and conditions thereof. All payments shall be made in accordance with the Loan Agreement. All terms defined in the Loan Agreement shall have the same definitions when used herein, unless otherwise defined herein. An Event of Default under the Loan Agreement shall constitute an Event of Default under this Promissory Note.

Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest under the UCC or any applicable law. Borrower agrees to make all payments under this Promissory Note without setoff, recoupment or deduction and regardless of any counterclaim or defense. This Promissory Note has been negotiated and delivered to Lender and is payable in the State of Florida. This Promissory Note shall be governed by and construed and enforced in accordance with, the laws of the State of Florida, excluding any conflicts of law rules or principles that would cause the application of the laws of any other jurisdiction.

BORROWER FOR ITSELF AND ON BEHALF OF ITS SUBSIDIARIES:

ONDAS HOLDINGS INC.

By:	/s/ Eric A. Brock
Eric A. Brock, Chief Executive Officer